UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 22, 2024

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2024, the Human Resources Committee ("HR Committee") of American Electric Power Company, Inc.'s ("AEP") Board of Directors granted Charles E. Zebula, Executive Vice President and Chief Financial Officer (“CFO”), restricted stock units ("RSUs") with a total grant date value of $2,250,000 in lieu of a standard annual long-term incentive award for 2025. Due to an expected delay in the search for a replacement CFO until after a permanent Chief Executive Officer (“CEO”) is in place, this stock award was designed to accommodate the need for timing flexibility with respect to identifying and onboarding a successor CFO and to provide market competitive compensation to retain Mr. Zebula in the CFO position until that occurs or through the end of 2025. RSUs with a grant date value of $1,500,000 will vest December 31, 2025, or earlier if Mr. Zebula retires with the advanced written approval of AEP’s CEO after January 1, 2025 or at any time upon a change of control or his death. An additional $125,000 of the grant date value of these RSUs will effectively vest on each of July 31, 2025, August 31, 2025, September 30, 2025, October 31, 2025, November 30, 2025, and December 31, 2025, if Mr. Zebula is employed by AEP on those dates. The payment of any additional vested RSUs would occur shortly following the first to occur of Mr. Zebula’s employment termination or December 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ David C. House
Name:	David C. House
Title:	Assistant Secretary

April 26, 2024